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                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.18


                       AMENDMENT TO INVESTMENT AGREEMENT
                       ---------------------------------

          THIS AMENDMENT TO INVESTMENT AGREEMENT (this "Amendment"), dated as of the 23rd day of October, 1998, is made by and between WebMD, INC., a Georgia corporation (formerly known as Endeavor Technologies, Inc., the "Company"), and HBO & COMPANY OF GEORGIA, a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - --- - -

          WHEREAS, the Company and Purchaser are parties to that certain Investment Agreement dated as of August 24, 1998 (the "Agreement"); and

          WHEREAS, the Company and Purchaser desire to amend the Agreement as provided in this Amendment.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

     1. Section 2.3 of the Agreement is hereby amended to read in full as follows:

          "2.3  Issuance of Additional Shares.  The parties acknowledge that the
                -----------------------------
Company may make an initial offering to the public of its Common Stock pursuant to a registration statement effective under the federal Securities Act of 1933, as amended (the "Securities Act"), following the Closing Date (the closing of such offering being referred to hereinafter as the "Initial Public Offering"). If the Company does not close the Initial Public Offering at an offering price of at least $18.00 per share (as adjusted for any stock splits, stock dividends, combinations or the like) on or before the date that is two hundred seventy
(270) days following the Closing Date, the Company shall issue for no additional consideration to Purchaser 150,000 additional shares of Preferred Stock without need for any further action by Purchaser; provided that if the Company closes the Initial Public Offering within such 270-day period, but does so at an offering price less than $18.00 per share (as adjusted for any stock splits, stock dividends, combinations or the like), such shares shall consist of Common Stock rather than Preferred Stock. Furthermore, in the event the Company fails to close the Initial Public Offering on or before the date that is 90 days following the first anniversary of the Closing Date, the Company shall issue promptly to Purchaser, for no additional consideration, an additional 50,000 shares of Preferred Stock without need for any further action by Purchaser. The numbers of shares of stock specified in this Section 2.3 shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events occurring prior to the dates indicated."

     2. Section 10 of the Agreement is hereby amended to read in full as follows:

          "10.  PROVISION FOR PERFORMANCE-BASED WARRANT.

          Following the Closing Date, the Company and Purchaser shall continue to negotiate in good faith to enter into a strategic distribution alliance agreement with respect to the Purchaser's distribution of the Company's Internet-based information and communications
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services (the "Strategic Alliance Agreement"). If, and only if, the Purchaser and the Company enter into the Strategic Alliance Agreement within ninety (90) days following the Closing Date, the Company shall issue to Purchaser, for no additional consideration, within five (5) days following the execution by the parties of the Strategic Alliance Agreement, a performance-based warrant to purchase an aggregate of *** shares of Preferred Stock or, in the event that the Initial Public Offering has been closed by such date, Common Stock (the "Performance-Based Warrant"). The Performance-Based Warrant would be granted with respect to ***, *** and *** shares on March 31 of each of the calendar years 1999, 2000 and 2001, respectively, with the exercise price per share equal to the fair market value of the underlying capital stock on the respective dates of grant (as adjusted for stock splits, stock dividends, combinations and the like occurring after the date thereof) provided that the joint marketing efforts of Purchaser and the Company yielded the Company gross revenues of $***, $*** and $***, respectively, during the twelve-month period ending on March 31 of 1999, 2000 and 2001, respectively. Such Performance-Based Warrant shall otherwise contain terms substantially similar to those of the Warrant. Nothing set forth in this Agreement shall obligate either Purchaser or the Company to enter into the Strategic Alliance Agreement, whether on the foregoing terms or otherwise."

     3.   The remainder of the Agreement shall remain unchanged.


     IN WITNESS WHEREOF, the Company and Purchaser have executed this Amendment as of the day and year first above written.

                              WebMD, INC.


                              By:  /s/ W. Michael Heekin
                                   -----------------------------------
                                   Name: W. Michael Heekin
                                         -----------------------------
                                   Title: Chief Operating Officer
                                          ----------------------------



                              HBO & COMPANY OF GEORGIA


                              By:  /s/ Michael L. Kappel
                                   -----------------------------------
                                   Name: Michael L. Kappel
                                   -----------------------------------
                                   Title: Sr. VP - Corporate Planning
                                          ----------------------------
                                          and Business Development
                                          ----------------------------



*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.